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                                                                    EXHIBIT 21.1



                         SUBSIDIARIES OF THE REGISTRANT



Simple Shoes, Inc.                                            (California)
Holbrook Limited                                              (Hong Kong)
Heirlooms, Inc.                                               (California)
Deckers Outdoor Corporation International                     (Delaware)
Phillipsburg Limited                                          (Hong Kong)
Picante, S.A.                                                 (Guatemala)
Ugg Holdings, Inc.                                            (California)
Deckers Europe B.V.                                           (The Netherlands)